Exhibit 23.4

                 CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation of reference in the registration statement of Richfood Holdings, Inc. on Form S-8 of our report dated December 11, 1995, on our audits of the financial statements of Super Rite Foods, Inc. Investment Opportunity Plan for Retail Union Employees as of December 31, 1994 and for the year then ended, which report is included in the annual report on Form 11-K, incorporated by reference in the registration statement on Form S-8.

                           /s/ COOPERS & LYBRAND L.L.P.

One South Market Square
Harrisburg, PA   17101-9916
February 23, 1996